EXHIBIT 99.4

NOTICE OF GUARANTEED DELIVERY

for

Tender of All Outstanding 8% Senior Notes due 2018

of

VANGUARD HEALTH HOLDING COMPANY II, LLC
VANGUARD HOLDING COMPANY II, INC.
in Exchange for
New 8% Senior Notes due 2018
which have been registered under the Securities Act of 1933, as amended

And

Tender of All Outstanding 7.750% Senior Notes due 2019
of

VANGUARD HEALTH HOLDING COMPANY II, LLC
VANGUARD HOLDING COMPANY II, INC.
in Exchange for
New 7.750% Senior Notes due 2019
which have been registered under the Securities Act of 1933, as amended

And

Tender of All Outstanding 10.375% Senior Discount Notes due 2016
of

VANGUARD HEALTH SYSTEMS, INC.
in Exchange for
New 10.375% Senior Discount Notes due 2016
which have been registered under the Securities Act of 1933, as amended

Registered holders of outstanding 8% Senior Notes due 2018 (the “Outstanding 8% Senior Notes”) who wish to tender their Outstanding 8% Senior Notes in exchange for a like principal amount of new 8% Senior Notes due 2018 (the “8% Senior Exchange Notes”) and whose Outstanding 8% Senior Notes are not immediately available or who cannot deliver their Outstanding 8% Senior Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to U.S. Bank National Association (the “Exchange Agent”) prior to the Expiration Date (as defined in the Letter of Transmittal), may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. Registered holders of outstanding 7.750% Senior Notes due 2019 (the “Outstanding 7.750% Senior Notes”) who wish to tender their Outstanding 7.750% Senior Notes in exchange for a like principal amount of new 7.750% Senior Notes due 2019 (the “7.750% Senior Exchange Notes”) and whose Outstanding 7.750% Senior Notes are not immediately available or who cannot deliver their Outstanding 7.750% Senior Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to the Exchange Agent prior to the Expiration Date, may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. Registered holders of outstanding 10.375% Senior Discount Notes due 2016 (the “Outstanding Senior Discount Notes”) who wish to tender their Outstanding Senior Discount Notes in exchange for a like principal amount at maturity of new 10.375% Senior Discount Notes due 2016 (the “Senior Discount Exchange Notes”) and whose Outstanding Senior Discount Notes are not immediately available or who cannot deliver their Outstanding Senior Discount Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to the Exchange Agent prior to the Expiration Date, may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight courier) or mail to the Exchange Agent. See “The Exchange Offers — The 8% Senior Notes Exchange Offer — Procedures for Tendering,” “The Exchange Offers — The 8% Senior Notes Exchange Offer — Guaranteed Delivery Procedures,” “The Exchange Offers — The 7.750% Senior Notes Exchange Offer — Procedures for Tendering,” “The Exchange Offers — The 7.750% Senior Notes Exchange Offer — Guaranteed Delivery Procedures,” “The Exchange Offers — The Senior Discount Notes Exchange Offer — Procedures for Tendering” and “The Exchange Offers — The Senior Discount Notes Exchange Offer — Guaranteed Delivery Procedures” in the Prospectus.

THE EXCHANGE AGENT FOR THE EXCHANGE OFFERS IS:

U.S. BANK NATIONAL ASSOCIATION

By Mail:	By Facsimile:	By Hand or Overnight Delivery:

U.S. Bank National Association	U.S. Bank National Association	U.S. Bank National Association
60 Livingston Avenue	60 Livingston Avenue	60 Livingston Avenue
St. Paul, MN 55107	St. Paul, MN 55107	St. Paul, MN 55107
Attn: Specialized Finance Dept.	Attn: Specialized Finance Dept.	Attn: Specialized Finance Dept.
(651) 495-8158

For Information or
Confirmation by Telephone:
(800) 934-6802

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Guarantor Institution (as defined in the Letter of Transmittal), such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.

Ladies and Gentlemen:

The undersigned hereby tenders the principal amount of Outstanding Notes indicated below, upon the terms and subject to the conditions contained in the Prospectus dated          , 2011 of Vanguard Health Holding Company II, LLC, Vanguard Holding Company II, Inc. and Vanguard Health Systems, Inc. (the “Prospectus”), pursuant to the terms of the guaranteed delivery procedures described in “The Exchange Offers — The 8% Senior Notes Exchange Offer — Guaranteed Delivery Procedures,” “The Exchange Offers — The 7.750% Senior Notes Exchange Offer — Guaranteed Delivery Procedures” and “The Exchange Offers — The Senior Discount Notes Exchange Offer — Guaranteed Delivery Procedures” section of the Prospectus.

DESCRIPTION OF OUTSTANDING 8% SENIOR NOTES TENDERED

Name and
	Address of	Certificate Number(s)
	Registered Holder	of Outstanding
	as it	8% Senior
	appears on	Notes Tendered
	the Outstanding	(or Account	Principal Amount
	8% Senior	Number at	Outstanding
	Notes	Book -	8% Senior
Name of Tendering Holder	(Please Print)	Entry Facility)	Notes Tendered

DESCRIPTION OF OUTSTANDING 7.750% SENIOR NOTES TENDERED

Name and
	Address of	Certificate Number(s)
	Registered Holder	of Outstanding
	as it	7.750% Senior
	appears on	Notes Tendered
	the Outstanding	(or Account	Principal Amount
	7.750% Senior	Number at	Outstanding
	Notes	Book -	7.750% Senior
Name of Tendering Holder	(Please Print)	Entry Facility)	Notes Tendered

DESCRIPTION OF OUTSTANDING SENIOR DISCOUNT NOTES TENDERED

Name and
	Address of	Certificate Number(s)
	Registered Holder	of Outstanding
	as it	Senior Discount
	appears on	Notes Tendered
	the Outstanding	(or Account	Principal Amount
	Senior Discount	Number at	Outstanding
	Notes	Book -	Senior Discount
Name of Tendering Holder	(Please Print)	Entry Facility)	Notes Tendered

SIGN HERE

Name of Registered or Acting Holder:

Signature(s):

Name(s) (Please Print):

Address:

Telephone Number:

Date:

IF OUTSTANDING NOTES WILL BE TENDERED BY BOOK-ENTRY TRANSFER, PROVIDE THE FOLLOWING INFORMATION:

DTC Account Number:

Date:

THE FOLLOWING GUARANTEE MUST BE COMPLETED
GUARANTEE OF DELIVERY
(NOT TO BE USED FOR SIGNATURE GUARANTEE)
The undersigned, a member of a recognized signature guarantee medallion program within the meaning of Rule 17A(d)-15 under the Securities Exchange Act of 1934, as amended, hereby (a) represents that the above person(s) “own(s)” the Outstanding Notes tendered hereby within the meaning of Rule 14e-4(b)(2) under the Exchange Act, (b) represents that the tender of those Outstanding Notes complies with Rule 14e-4 under the Exchange Act and (c) guarantees to deliver to the Exchange Agent at one of its addresses set forth on the reverse hereof, the certificates representing the Outstanding Notes (or a confirmation of book-entry transfer of such Outstanding Notes into the Exchange Agent’s account at the book-entry transfer facility), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within three New York Stock Exchange trading days after the Expiration Date (as defined in the Letter of Transmittal).

Name of Firm: Address: (Zip Code) Area Code and Telephone No.:	(Authorized Signature) Title: Name: (Please Type or Print) Date:

NOTE:	DO NOT SEND OUTSTANDING NOTES WITH THIS NOTICE OF
GUARANTEED DELIVERY. OUTSTANDING NOTES SHOULD ONLY BE SENT
WITH YOUR LETTER OF TRANSMITTAL.

INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

1.  Delivery of this Notice of Guaranteed Delivery.

A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth on the cover page hereof prior to the Expiration Date of the Exchange Offer. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and risk of the holders and the delivery will be deemed made only when actually received by the Exchange Agent. Instead of delivery by mail, it is recommended that the holders use an overnight or hand delivery service, properly insured. If such delivery is by mail, it is recommended that the holders use properly insured, registered mail with return receipt requested. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedure, see Instruction 1 of the Letter of Transmittal. No Notice of Guaranteed Delivery should be sent to the Issuers.

2.  Signatures on this Notice of Guaranteed Delivery.

If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the Outstanding Notes referred to herein, the signatures must correspond with the name(s) written on the face of the Outstanding Notes without alteration, addition, enlargement or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any Outstanding Notes listed, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name of the registered holder(s) appear(s) on the Outstanding Notes without alteration, addition, enlargement or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and, unless waived by the Issuers, evidence satisfactory to the Issuers of their authority so to act must be submitted with this Notice of Guaranteed Delivery.

3.  Questions and Requests for Assistance or Additional Copies.

Questions and requests for assistance and requests for additional copies of the Prospectus may be directed to the Exchange Agent at the address set forth on the cover hereof. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offers.

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